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                                                                       Exhibit 2


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-27  21988G 650 & 21988G AZ9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 15, 2001.

INTEREST ACCOUNT
----------------
Balance as of June 28, 2001                                                $0.00
         Scheduled Income received on securities                   $1,687,500.00
         Unscheduled Income received on securities                         $0.00

                                                                   $1,687,500.00

LESS:
         Distribution to Class A1 Holders                         -$1,003,124.50
         Distribution to Class A2 Holders                                  -0.00
         Distribution to Depositor                                  -$684,375.50
         Balance as of October 15, 2001                                    $0.00

PRINCIPAL ACCOUNT
-----------------
Balance as of June 28, 2001                                                $0.00
         Scheduled Principal payment received on securities                $0.00
LESS:
         Distribution to Holders                                           $0.00
Balance as of October 15, 2001                                             $0.00





                UNDERLYING SECURITIES HELD AS OF October 15, 2001


     Principal
     Amount                   Title of Security
     ------                   -----------------
     $45,000,000         Royal Caribbean Cruises Ltd.
                         7.50% Senior Debentures due October 15, 2027
                         CUSIP:780153AG7

     U.S Bank Trust National Association, as Trustee


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